EXHIBIT 10.30

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of December 30, 2009, by and among COHEN BROTHERS, LLC, a Delaware limited liability company (“Borrower”), each of the Subsidiary Guarantors a party hereto (including Cohen Securities Funding LLC (“Cohen Securities Funding”), formerly known as Alesco Securities, LLC), TD BANK, N.A., a national banking association, in its capacity as agent (“Agent”), TD BANK, N.A. in its capacity as issuing bank (“Issuing Bank”) and each of the financial institutions which are now or hereafter identified as Lenders on Exhibit A (as such Exhibit may be amended, modified or replaced from time to time) attached to the Loan Agreement (as defined below), (such financial institutions, collectively the “Lenders” and each individually a “Lender”).

BACKGROUND

A. Pursuant to the terms of that certain Amended and Restated Loan and Security Agreement dated June 1, 2009, by and among Borrower, Agent, Issuing Bank and Lenders (as the same has been or may be supplemented, restated, superseded, amended or replaced from time to time, the “Loan Agreement”), Lenders made available to Borrower a revolving line of credit not to exceed Thirty Million Dollars ($30,000,000) (the “Loans”). All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement.

B. To induce Agent and Lenders to enter into the Loan Agreement and to continue to make the Loans available to Borrower, each of Borrower, Parent and each Subsidiary Guarantor granted to Agent, for the ratable benefit of Secured Parties, a security interest in the Collateral.

C. Borrower and Subsidiary Guarantors have requested that Agent and Lenders modify, in certain respects, the terms of the Loan Agreement, and Agent and Lenders have agreed to such modifications in accordance with and subject to satisfaction of the conditions hereof.

NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1. Amendment to Loan Documents.

(a) Section 1.1 of the Loan Agreement shall be amended by adding the definitions of “Cohen Securities Funding LLC”, “Cohen Securities Funding Net Worth” and “Trading Assets” in the proper alphabetical order:

Cohen Securities Funding – Cohen Securities Funding LLC, a Delaware limited liability company (formerly known as Alesco Securities, LLC).

Cohen Securities Funding Net Worth – At any time, the sum of the amount by which all of Cohen Securities Funding’s (i) assets exceed all of (ii) Cohen Securities Funding’s total liabilities, all as would be shown on Cohen Securities Funding’s balance sheet prepared in accordance with GAAP.

Trading Assets – Collectively, investments owned by Cohen Securities Funding which Cohen Securities Funding intends to sell, transfer or otherwise dispose of within six (6) months of the acquisition thereof; provided, however that Permanent Investments shall not constitute Trading Assets.

(b) Section 1.1 of the Loan Agreement shall be amended by deleting the definitions of “Consolidated Funded Debt”, “Fixed Charge Coverage Ratio”, “Permitted Indebtedness” and “Subsidiary Guarantor” and replacing each as follows:

Consolidated Funded Debt – At any time (without duplication), the aggregate principal amount of interest bearing Indebtedness of Borrower on a consolidated basis, as determined in accordance with GAAP; provided, however that such consolidation shall not include the amount of (i) interest bearing Indebtedness (including, without limitation, Repurchase Obligations) of Non-Consolidation Entities and (ii) interest bearing Indebtedness (including, without limitation, Repurchase Obligations) of the Broker Entity or Cohen Securities Funding to the extent (a) such Indebtedness of the Broker Entity is non-recourse to Borrower or any Subsidiary Guarantor and (b) such Indebtedness of Cohen Securities Funding is non-recourse to Borrower or any other Subsidiary Guarantor.

Fixed Charge Coverage Ratio – For each period of four full fiscal quarters ended on the last day of each fiscal quarter, the ratio of (i) Consolidated Cash Flow to (ii) scheduled principal payments on account of Borrower’s and Subsidiary Guarantors’ (other than Cohen Securities Funding’s) long term Indebtedness for the preceding four fiscal quarter period plus Consolidated Interest Expense, plus unfunded Capital Expenditures all as determined in accordance with GAAP on the last day of each such fiscal quarter.

Permitted Indebtedness – (a) Indebtedness to Agent, Issuing Bank and Lenders in connection with the Revolving Credit and Letters of Credit or otherwise pursuant to the Loan Documents; (b) trade payables incurred in the ordinary course of Borrower’s or any Subsidiary Guarantor’s business; (c) purchase money Indebtedness (including Capitalized Lease Obligations) hereafter incurred by Borrower or any Subsidiary Guarantor to finance the purchase of fixed assets; provided that, (i) such Indebtedness incurred in any fiscal year shall not exceed $1,000,000 (ii) such Indebtedness shall not exceed the purchase price of the assets funded and (iii) no such Indebtedness may be refinanced for a principal amount in excess of the principal amount outstanding at the time of such refinancing; (d) Indebtedness existing on the Closing Date that is identified and described on Schedule “1.1(a)” attached hereto and made part hereof; (e) Subordinated Debt; (f) Indebtedness of a Fin 46 Entity which is non-recourse to Borrower or any Subsidiary Guarantor; (g) guarantees by Borrower of Indebtedness of a Subsidiary Guarantor so long as such Indebtedness of such Subsidiary Guarantor constitutes Permitted Indebtedness; (h) Indebtedness under Hedging Agreements; (i) Indebtedness of the Post-Merger Parent that is non-recourse to Borrower or any Subsidiary Guarantor, (j) Indebtedness of Cohen Securities Funding that is non-recourse to Borrower or any other Subsidiary Guarantor and (k) Indebtedness related to the Koch CDS.

Subsidiary Guarantor – Alesco Collateral Holdings I, L.P., Alesco Funding, LLC, Alesco Holdings, Ltd., Alesco Loan Holdings, LLC, Alesco Loan Holdings Trust, Alesco TPS Holdings, LLC, Alesco Warehouse Conduit, LLC, Brigadier Capital Management, LLC, Brigadier GP, LLC, CIRA ECM, LLC, Cohen & Compagnie, Cohen & Company Funding, LLC, Cohen & Company Management, LLC, Cohen & Company Ventures, LLC, Cohen Asia Investments, Ltd., Cohen Bros. Acquisitions, Cohen Securities Funding LLC (formerly known as Alesco Securities, LLC), Dekania Capital Management, LLC, Dekania Investors, LLC, EuroDekania Management Limited, Strategos Capital Management, LLC, Sunset Financial Holdings, LLC, Sunset Funding, LLC, Sunset Holdings, Ltd., Sunset Investment Vehicle, LLC, Sunset Loan Holdings Trust, Sunset TPS Holdings, LLC, and any other Person who may hereafter guaranty, as surety, all of the Obligations. Notwithstanding inclusion of each of Cohen & Compagnie and EuroDekania Management Limited as a “Subsidiary Guarantor” hereunder, neither of Cohen & Compagnie or EuroDekania Management Limited shall be required to execute the Surety and Guaranty Agreement or Guaranty Security Agreement.

(c) Section 2.9(d) of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“(d) Subject to any limitations under Section 7.1 hereof, upon any Asset Sale or series of Asset Sales (other than an Asset Sale or series of Asset Sales consisting of Trading Assets), Borrower shall prepay the Obligations in an amount equal to one hundred percent (100%) of the net cash proceeds of such sale or disposition (i.e., the gross proceeds less the reasonable and customary costs of such sale or other dispositions) (“Net Cash Proceeds”) upon Borrower’s or any Subsidiary Guarantor’s receipt thereof and the Maximum Revolving Credit Amount shall be automatically and permanently reduced by such prepayment amount.”

(d) Section 4.8(e) of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“(e) No Lien (other than a Permitted Lien or Liens securing Permitted Indebtedness incurred by Cohen Securities Funding) has been imposed on Borrower or any Subsidiary Guarantor; and”

(e) Section 6.3 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“6.3 Business Conducted: Other than pursuant to any Asset Sale or series of Asset Sales resulting in a prepayment of the Obligation in accordance with Section 2.9(d) of this Agreement (but subject to any limitation under Section 7.1) or any Asset Sale or series of Asset Sales consisting of Trading Assets, Borrower shall continue, and shall cause each Subsidiary Guarantor to continue, in the business presently operated by it using its commercially reasonable efforts to maintain its customers and goodwill. Borrower shall not engage, and shall not permit any Subsidiary Guarantor to engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by Borrower or such Subsidiary Guarantor immediately prior to the Closing Date.”

(f) Section 6.8(a) of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“(a) Consolidated Net Worth - Borrower shall maintain at all times Consolidated Net Worth of not less than $40,000,000, to be tested monthly at the end of each month.”

(g) Section 6.9(i) of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“(i) Certain Indebtedness - prior to the execution and delivery thereof, copies of any instrument, document or agreement related to, or in connection with, the incurrence of any Indebtedness by the Broker Entity or Cohen Securities Funding.”

(h) Section 7.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“(a) Borrower shall not engage, and shall not permit any Subsidiary Guarantor to engage, in any Asset Sale other than: (i) so long as no Default or Event of Default exists or would exist after giving effect to such Asset Sale and any proceeds are applied as required under Section 2.9, liquidation of its investments (other than Trading Assets) in the ordinary course of Borrower’s or such Subsidiary Guarantor’s business and transfers, sales and dispositions of the Permanent Investments, (ii) so long as no Default or Event of Default exists or would exist after giving effect to such Asset Sale, transfers, sales and dispositions of Trading Assets by Cohen Securities Funding in the ordinary course of Cohen Securities Funding’s business, (iii) equipment that is replaced by other equipment comparable or superior quality and value within ninety (90) days of such Asset Sale; (iv) the sale of Capital Stock of any Subsidiary Guarantor so long as such sale does not result in a Change of Control; and (v) in accordance with the Tricadia Agreement.”

(i) Section 7.2 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“7.2 Acquisitions: Borrower shall not acquire, and shall not permit any Subsidiary Guarantor to acquire, all or a material portion of the Capital Stock or assets of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction, other than the acquisition of Trading Assets or any Capital Stock that is a Permitted Investment.”

(j) Section 7.7 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“7.7. Other Indebtedness: Borrower shall not, and shall not permit any Subsidiary Guarantor to (a) hereafter incur or become liable for any Indebtedness other than Permitted Indebtedness; (b) make any prepayments on any existing or future Indebtedness (other than the Obligations or Permitted Indebtedness of Cohen Securities Funding); or (c) make any payments on Subordinated Debt in violation of the subordination provisions thereof.

(k) Section 7.13 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“7.13 Capital Amount. Borrower and Subsidiary Guarantors shall not permit the sum of (i) the net capital of the Broker Entity, as determined pursuant to applicable laws and regulations of the Financial Industry Regulatory Authority, Inc., plus (ii) Cohen Securities Funding Net Worth to exceed, at any time, the sum of Fifty Million Dollars ($50,000,000) on an aggregate basis.”

(l) Section 7.16 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:

“7.16 Credit Enhancements. Borrower and Subsidiary Guarantors shall not permit the Broker Entity or Cohen Securities Funding to provide credit enhancements in any form (including, without limitation, in the form of guaranties, liens, cash, securities or Indebtedness) to exceed, at any time, the sum of Forty Five Million Dollars ($45,000,000) on an aggregate basis.”

(m) Exhibit E to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit E attached hereto as Schedule 1.

(n) Schedule E to the Loan Agreement is hereby deleted in its entirety and replaced with Schedule E attached hereto as Schedule 2.

2. Representations and Warranties. Borrower and Subsidiary Guarantors, including Cohen Securities Funding, warrant and represent to Agent and Lenders that:

(a) By execution of this Amendment, all representations and warranties made to Agent, Issuing Bank and Lenders under the Loan Agreement and each of the other Loan Documents are true and correct as of the date hereof as though made on and as of the date hereof, all of which shall be deemed continuing until all of the Obligations due to Secured Parties are indefeasibly paid and satisfied in full.

(b) The execution and delivery of this Amendment and the performance by Borrower and each Subsidiary Guarantor (including Cohen Securities Funding) of the transactions herein contemplated will not violate any Requirement of Law, or Borrower’s or Subsidiary Guarantor’s (including Cohen Securities Funding’s) certificate of formation, operating agreement or any other organizational documents, or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which Borrower or such Subsidiary Guarantor (including Cohen Securities Funding), is a party, or by which Borrower or such Subsidiary Guarantor (including Cohen Securities Funding) is bound. Neither Borrower nor any Subsidiary Guarantor (including Cohen Securities Funding) is in violation of any term of any agreement or instrument to which it is a party or by which it may be bound which violation has or could have a Material Adverse Effect, or of its respective charter, minutes or bylaw provisions, or certificate of formation, operating agreement or any other organizational document. Borrower and each Subsidiary Guarantor (including Cohen Securities Funding) has all requisite power and authority to enter into and perform this Amendment and the transactions herein contemplated, and to incur the obligations herein provided for, and has taken all proper and necessary action to authorize the execution, delivery and performance of this Amendment and the transactions herein contemplated.

(c) This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable against Borrower and each Subsidiary Guarantor (including Cohen Securities Funding) in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d) No Default or Event of Default exists.

3. Ratification of Loan Documents. This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent expressly modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect. Any reference to the Loan Agreement or other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and other Loan Documents respectively as amended by this Amendment.

4. Confirmation of Indebtedness. Borrower and each Subsidiary Guarantor, including Cohen Securities Funding, confirms and acknowledges that as of the close of business on December 23, 2009, (i) it is indebted to Agent and Lenders under the Loan Documents in the aggregate principal amount of $9,950,000 and (ii) Issuing Bank has issued Letters of Credit in the face amount of $1,292,000, in each case without any deduction, defense, setoff, claim or counterclaim, of any nature as of the date of this Amendment, plus all fees, costs and Expenses incurred to date in connection with the Loan Documents.

5. Effectiveness Conditions. This Amendment shall become effective upon the satisfaction of the following conditions:

(a) Borrower shall have delivered or caused to be delivered to Agent the following:

(i) this Amendment, executed by Borrower and each Subsidiary Guarantor, including Cohen Securities Funding, as applicable;

(b) payment to Agent of all of Agent’s Expenses.

(c) payment to Agent of a nonrefundable $25,000 amendment fee, which fee is fully earned on the date of this Amendment.

(d) such other items as Agent may reasonably require.

6. Governing Law. THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

7. Modification. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower, each Subsidiary Guarantor, including Cohen Securities Funding, and Agent or Lenders, as required under the Loan Agreement.

8. Duplicate Originals: Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

9. Waiver of Jury Trial: EACH SUBSIDIARY GUARANTOR, INCLUDING COHEN SECURITIES FUNDING, BORROWER, AGENT AND EACH LENDER HEREBY WAIVE ANY AND ALL RIGHTS EACH MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

BORROWER:	COHEN BROTHERS, LLC

	BY:	/s/ Joseph W. Pooler, Jr.
	Name:	Joseph W. Pooler, Jr.
	Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:

BRIGADIER CAPITAL MANAGEMENT LLC
BRIGADIER GP LLC

BY: COHEN BROTHERS, LLC, ITS MANAGING MEMBER

	BY:	/s/ Joseph W. Pooler, Jr.
	Name:	Joseph W. Pooler, Jr.
	Title:	Chief Financial Officer

CIRA ECM, LLC
DEKANIA CAPITAL MANAGEMENT, LLC

BY: DEKANIA INVESTORS, LLC, ITS SOLE MEMBER

BY: COHEN BROTHERS, LLC, ITS SOLE MEMBER

	BY:	/s/ Joseph W. Pooler, Jr.
	Name:	Joseph W. Pooler, Jr.
	Title:	Chief Financial Officer

COHEN & COMPANY MANAGEMENT, LLC

	BY:	/s/ Joseph W. Pooler, Jr.
	Name:	Joseph W. Pooler, Jr.
	Title:	Chief Financial Officer

COHEN & COMPANY FUNDING, LLC
COHEN & COMPANY VENTURES, LLC
COHEN BROS. ACQUISITIONS, LLC DEKANIA INVESTORS, LLC
STRATEGOS CAPITAL MANAGEMENT, LLC

BY: COHEN BROTHERS, LLC, ITS SOLE MEMBER

BY:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Chief Financial Officer

c/o Cohen Brothers, LLC
2929 Arch Street
Philadelphia, PA 19104
Attention: President
Telecopy No.: (215) 861-7878

COHEN ASIA INVESTMENTS LTD.

BY:	/s/ Christopher Ricciardi
Name:	Christopher Ricciardi.
Title:	Director

COHEN & COMPANY FINANCIAL MANAGEMENT, LLC

BY: DEKANIA INVESTORS, LLC, ITS SOLE MEMBER

BY: COHEN BROTHERS, LLC, ITS SOLE MEMBER

BY:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Chief Financial Officer

ALESCO COLLATERAL HOLDINGS I, L.P.
ALESCO FUNDING, LLC
ALESCO HOLDINGS LTD.
ALESCO LOAN HOLDINGS TRUST
ALESCO LOAN HOLDINGS, LLC
ALESCO TPS HOLDINGS, LLC
ALESCO WAREHOUSE CONDUIT, LLC
COHEN SECURITIES FUNDING LLC
SUNSET FINANCIAL HOLDINGS, LLC
SUNSET FUNDING, LLC
SUNSET HOLDINGS LTD.
SUNSET INVESTMENT VEHICLE LLC
SUNSET LOAN HOLDINGS TRUST
SUNSET TPS HOLDINGS, LLC

BY:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Chief Financial Officer

c/o Cohen Brothers, LLC
2929 Arch Street
Philadelphia, PA 19104
Attention: President
Telecopy No.: (215) 861-7878

AGENT:	TD BANK, N.A., as Agent, Lender and Issuing Bank

	BY::	/s/ Richard Zimmerman
	Name:	Richard A. Zimmerman
	Title:	Vice President

SCHEDULE 1

See Attached

EXHIBIT “E”

FORM OF BORROWING BASE CERTIFICATE

BORROWING BASE CERTIFICATE #

Dated:

To induce Lenders, as defined in the Loan Agreement (as defined below), to make Advances under the Revolving Credit established pursuant to an Amended and Restated Loan and Security Agreement, dated May     , 2009, among TD Bank, N.A., as agent and issuing bank, Borrower and Lenders, and any amendments thereto (herein called the “Agreement”), Borrower hereby certifies, as of the date above, as follows (capitalized terms, used without further definition herein, shall have the meanings set forth in the Agreement):

(1)	The Borrowing Base, determined in accordance with the Agreement, is as follows:

a. Aggregate Senior Non-Callable Management Fees	$

b. 90% of item (a)	$

c. Aggregate Senior Callable Management Fees (only bank and insurance trust preferred securities)	$

d. 30% of item (c)	$

e. Market value of the Pledged Securities (as determined by reference to applicable national exchange)	$

f. 70% of item (e)	$

g. Sum of items (b), (d), and (f)	$

h. Maximum Revolving Credit Amount	$

i. Borrowing Base - lesser of item (g) or (h)	$

j. Current outstanding amount of Advances (Prior to requested Advance)	$

k. Drawn but unreimbursed Letters of Credit plus undrawn outstanding Letters of Credit	$

l. Plus: Advance Request	$

Less: Repayment Request

m. Sum of item (j) plus (k) plus (l)	$

n. Availability /(overadvance)* *Calculated by the Borrowing Base item (i) minus item (m).	$

(2)	Borrower hereby certifies that there is no Default or Event of Default outstanding under the Agreement.

(3)	The following is a list setting forth the principal place of business of Borrower, each place where its business and financial records are kept, and each of its other places of business.

(4)	The Consolidated Net Worth of Borrower is ;

The Liquidity of Borrower is                             .

Attached as Schedule “A” are the details underlying such financial covenant calculations.

(5)	Borrower hereby certifies that the information contained herein is true and correct.

Cohen Brothers, LLC

By:
Name:
Title:

SCHEDULE 2

Schedule E

Permanent Investments

Section 1

Description	# of Shares	Value as of 11-30-09	Balance Sheet Classification	Parent Company	Legal Entity

Rait Finance Trust	510,434	$791,172.70	Other Investments	Cohen & Company	Cohen & Company, LLC
Star Asia Finance, Ltd.	468,000	12,418,010	Other Investments	Cohen & Company	Cohen & Company, LLC
Star Asia Finance, LLC	15,000	398,013	Other Investments	Cohen & Company	Cohen & Company, LLC
Muni Funding Company of America, LLC	1,000,200	2,380,476	Other Investments	Cohen & Company	Cohen & Company, LLC
EuroDekania Ltd	525,002	464,503	Other Investments	Cohen & Company	Cohen & Company, LLC
Non-Profit Preferred Funding I Preferred Shares	250	162,660	Other Investments	Cohen & Company	Cohen & Company, LLC
Alesco Financial Inc	504,000	352,800	Other Investments	Cohen & Company	Cohen & Company, LLC
Alesco VI Preferred Shares	100	—	Other Investments	Cohen & Company	Cohen & Company Financial Management, LLC
Alesco VII Preferred Shares	500	—	Other Investments	Cohen & Company	Cohen & Company Financial Management, LLC
Alesco IX Preferred Shares	2,655	—	Other Investments	Cohen & Company	Cohen & Company Financial Management, LLC
Dekania I Preferred Shares	800	—	Other Investments	Cohen & Company	Dekania Capital Management, LLC

Description	# of Shares	Value as of 11-30-09	Balance Sheet Classification	Parent Company	Legal Entity
Dekania II Preferred Shares	400	8,000.00	Other Investments	Cohen & Company	Dekania Capital Management, LLC
Kleros I Preferred Shares	1,500	—	Other Investments	Cohen & Company	Cohen & Company Financial Management, LLC
Kleros II Preferred Shares	600	—	Other Investments	Cohen & Company	Cohen & Company, LLC

		16,975,634

Description	Notional Amount	Value as of 1-30-09	Balance Sheet Classification	Parent Company	Legal Entity
Parapet Class A Notes	42,402,924	1,555,158	Other Investments	Cohen & Company	Strategos Capital Management, LLC

		1,555,158

Description	LP Units	Value as of 11-30-09	Balance Sheet Classification	Parent Company	Legal Entity
Brigadier Capital, LP	3,299,520.00	3,299,520	Other Investments	Cohen & Company	Cohen & Company, LLC
Brigadier Capital, LP	878,137	878,137	Other Investments	Cohen & Company	Cohen & Company, LLC
Strategos Deep Value Onshore Fund, LP	5,000,000	6,382,181	Other Investments	Cohen & Company	Cohen & Company, LLC
Strategos Deep Value Offshore Fund, LP	10,000,000	12,783,505	Other Investments	Cohen & Company	Cohen & Company, LLC

		23,343,344

Section 2

Description - Structured Finance Investments	# of Shares or Notional Amount	Value as of 11-30-09	Balance Sheet Classification	Parent Company	Legal Entity
Alesco Preferred Funding X, Ltd. Preference Shares	38,169	$—	Other Investments	AFN	AFN
Alesco Preferred Funding XI, Ltd. Preference Shares	34,200	—	Other Investments	AFN	AFN
Alesco Preferred Funding XII, Ltd. Preference Shares	24,233	—	Other Investments	AFN	AFN
Alesco Preferred Funding XIII, Ltd. Preference Shares	22,950	—	Other Investments	AFN	AFN
Alesco Preferred Funding XIV, Ltd. Preference Shares	39,000	—	Other Investments	AFN	AFN
Alesco Preferred Funding XV, Ltd. Preference Shares	28,750	—	Other Investments	AFN	AFN
Alesco Preferred Funding XVI, Ltd. Preference Shares	19,500	—	Other Investments	AFN	AFN
Alesco Preferred Funding XVII, Ltd. Preference Shares	27,562	—	Other Investments	AFN	AFN

Emporia Preferred Funding II, Ltd.	21,476	1,073,800	Other Investments	AFN	AFN

Emporia Preferred Funding III, Ltd.	31,000	1,550,000	Other Investments	AFN	AFN
Kleros Real Estate CDO I, Ltd. Preference Shares	4,000	—	Other Investments	AFN	AFN
Kleros Real Estate CDO I, Ltd. Class D Notes	26,000,000	—	Other Investments	AFN	AFN
Kleros Real Estate CDO II, Ltd. Preference Shares	4,000	—	Other Investments	AFN	AFN
Kleros Real Estate CDO II, Ltd. Class D Notes	11,000,000	—	Other Investments	AFN	AFN
Kleros Real Estate CDO II, Ltd. Class E Notes	15,000,000	—	Other Investments	AFN	AFN
Kleros Real Estate CDO IV, Ltd. Preference Shares	12,000	—	Other Investments	AFN	AFN
Kleros Real Estate CDO IV, Ltd. Class D Notes	9,000,000	—	Other Investments	AFN	AFN
Kleros Real Estate CDO IV, Ltd. Class E Notes	9,000,000	—	Other Investments	AFN	AFN

Libertas Preferred Funding I, Ltd.	2,000	—	Other Investments	AFN	AFN
Libertas Preferred Funding IV, Ltd.	4,750	—	Other Investments	AFN	AFN

Description - Structured Finance Investments	# of Shares or Notional Amount	Value as of 11-30-09	Balance Sheet Classification	Parent Company	Legal Entity
Kleros Preferred Funding V	3,000	—	Other Investments	AFN	AFN

Kleros Preferred Funding VII	3,200	—	Other Investments	AFN	AFN
Bear Stearns Adjustable Rate Mortgage Trust 2007-02	30,911,717	309,117	Other Investments	AFN	AFN

		2,932,917

Description - TruPS Debt Securities	Notional Amount	Value as of 11-30-09	Balance Sheet Classification	Parent Company	Legal Entity

Beal Financial Corporation	3,000,000	1,550,350	Other Investments	AFN	AFN

Umpqua Holdings Corporation	3,000,000	422,000	Other Investments	AFN	AFN

First Banks, Incorporated	2,000,000	61,000	Other Investments	AFN	AFN

James River Group, Inc.	6,593,000	4,108,000	Other Investments	AFN	AFN

		6,141,350

Description - Other Investments	Notional Amount	Value as of 11-30-09	Balance Sheet Classification	Parent Company	Legal Entity

Peerless Commercial Loan	11,745,590	7,464,000	Other Investments	AFN	AFN
WDC Exploration & Wells Holding LLC	500,000	—	Other Investments	AFN	AFN

Yarhouse USA, Inc.	500,000	400,000	Other Investments	AFN	AFN
On-Balance Sheet Residential Mortgage Loans	1,480,000	1,043,000	Other Investments	AFN	AFN
REO Property	80,143	80,143	Other Investments	AFN	AFN

		8,987,143

Total Permament Investments		59,935,546